Board of Directors John B. Dicus, Chairman, President & CEO Morris J. Huey, II Jeffrey M. Johnson Michael T. McCoy, M.D. James G. Morris Reginald L. Robinson Jeffrey R. Thompson Marilyn S. Ward

Management John B. Dicus, Chairman, President & CEO Natalie G. Haag, Executive Vice President Rick C. Jackson, Executive Vice President Carlton A. Ricketts, Executive Vice President Kent G. Townsend, Executive Vice President Frank H. Wright, Executive Vice President Tara D. Van Houweling, First Vice President Mary R. Culver, Corporate Secretary James D. Wempe, VP - Investor Relations

Safe Harbor Disclosure Except for the historical information contained in this presentation, the matters discussed may be deemed to be forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties, including changes in economic conditions in Capitol Federal Financial, Inc.’s market area, changes in policies by regulatory agencies and other governmental initiatives affecting the financial services industry, fluctuations in interest rates, demand for loans in Capitol Federal Financial, Inc.’s market area, the future earnings and capital levels of Capitol Federal Savings Bank, which would affect the ability of Capitol Federal Financial, Inc. to pay dividends in accordance with its dividend policies, competition, and other risks detailed from time to time in documents filed or furnished by Capitol Federal Financial, Inc. with the SEC. Actual results may differ materially from those currently expected. These forward- looking statements represent Capitol Federal Financial, Inc.’s judgment as of the date of this presentation. Capitol Federal Financial, Inc. disclaims, however, any intent or obligation to update these forward-looking statements.

Selected Balance Sheet Data September 30, 2015 2014 (in thousands) Total Assets $ 9,844,161 $ 9,865,028 Total Loans $ 6,625,027 $ 6,233,170 Total Deposits $ 4,832,520 $ 4,655,272 Total Borrowings $ 3,470,521 $ 3,589,677 Total Stockholders' Equity $ 1,416,226 $ 1,492,882

Financial Performance FY 2015 Net Income (in thousands) $78,093 Earnings Per Share (basic & diluted) $0.58 Net Interest Margin* 2.07% Return on Average Assets* 0.83% Return on Average Equity* 5.13% *These ratios were adjusted to exclude the effects of the daily leverage strategy.

Efficiency Ratio 44.74% Operating Expense Ratio 0.84% Non-performing Assets to Total Assets 0.31% Equity to Total Assets 14.39% Financial Performance FY 2015

Calendar Year 2015 Dividends (in thousands) Regular quarterly dividends* $ 45,865 True Blue® Capitol dividend (June) 33,924 True-up dividend (December) 33,248 Total cash dividends paid in 2015 $ 113,037 *Paid in February, May, August, and November.

Calendar Year Dividend History $0 $25,000 $50,000 $75,000 $100,000 2011 2012 2013 2014 2015 Regular Dividends (includes true-up dividends) Named Capital Dividends (in thousands)

Calendar Year Dividend History $0 $35,000 $70,000 $105,000 $140,000 $175,000 2011 2012 2013 2014 2015 (in thousands)

Cumulative Cash Returned to Stockholders †Includes named capital dividends paid (in millions) $1,008.6 Share Repurchases Stockholder Dividends $368.0 31,009,944 Shares Avg. Price of $11.87 $4.38 per Share $0.0 $265.0 $530.0 $795.0 $1,060.0 Since 2nd Step Corporate Reorganization $640.6 †

Payment of Dividends •CFFN declared a regular quarterly dividend of $0.085 per share on January 26, 2016. •For fiscal year 2016, it is the intent of our Board and management to pay out 100% of our net income. •Dividends will be paid in a combination of quarterly and true-up cash dividends.

Filling In Our Vision •Single-Family Portfolio Lender •Retail Financial Services •Excellent Asset Quality •Strong Cost Controls •Interest Rate Risk Management •Strong Capital Position •Stockholder Value

•Continued strategy of making the balance sheet more efficient by increasing the balance of loans and deposits while decreasing the balance of securities and borrowings. •Continued the daily leverage strategy during fiscal year 2015, which added $2.8 million to net income. •Balance of correspondent loans grew to $1.85 billion at September 30, 2015 by utilizing correspondent lending relationships in 28 states. Filling In Our Vision

•Beginning with the February 2015 dividend, increased quarterly dividend by $0.01 to $0.085 per share. •Completed $175.0 million stock buyback plan and announced a $70.0 million stock buyback plan. •Continued focus on cost controls and technology efficiencies and enhancements. Filling In Our Vision

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